Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Company”), hereby constitute and appoint Alan D. Wilson, Gordon M. Stetz, Jr., and W. Geoffrey Carpenter, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3ASR registering shares of Common Stock and Common Stock Non-Voting for issuance pursuant to the Investor Services Plan, as amended, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alan D. Wilson	Chairman, President, Chief Executive	September 30, 2014
Alan D. Wilson	Officer and Director

/s/ Gordon M. Stetz, Jr.	Executive Vice President, Chief	September 30, 2014
Gordon M. Stetz, Jr.	Financial Officer and Director

/s/ Christina M. McMullen	Vice President and Controller, Chief	September 30, 2014
Christina M. McMullen	Accounting Officer

/s/ John P. Bilbrey	Director	September 30, 2014
John P. Bilbrey

/s/ J. Michael Fitzpatrick	Director	September 30, 2014
J. Michael Fitzpatrick

/s/ Freeman A. Hrabowski, III	Director	September 30, 2014
Freeman A. Hrabowski, III

/s/ Patricia Little	Director	September 30, 2014
Patricia Little

/s/ Michael D. Mangan	Director	September 30, 2014
Michael D. Mangan

/s/ Margaret M.V. Preston	Director	September 30, 2014
Margaret M.V. Preston

/s/ William E. Stevens	Director	September 30, 2014
William E. Stevens

/s/ Jacques Tapiero	Director	September 30, 2014
Jacques Tapiero